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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-50787, No. 333-3792 and No. 33-99668 of ChatCom, Inc. on Form S-3 of our
report dated July 6, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt regarding the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-KSB of ChatCom, Inc. for the year ended March 31, 1998.


Grobstein, Horwath & Company LLP
Sherman Oaks, California
July 10, 1998